UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2005

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Page Mill Road, Palo Alto, California 94306

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 752-5000

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

To the extent required by Item 1.02 of Form 8-K, the information contained in or incorporated by reference in Item 8.01 of this report is incorporated by reference in this Item 1.02. In addition, to the extent required by Item 1.02 of Form 8-K, the Indenture between the Company and Citibank, N.A., dated November 27, 2001 (the “Indenture”), which was filed as Exhibit 99.2 to a Form 8-K filed by Agilent Technology, Inc. (“Agilent”) on November 27, 2001, is incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K. On August 25, 2005, Agilent elected to call for redemption all of its outstanding Debentures and a notice of redemption has been sent by Citibank, N.A., the trustee for the Debentures, to all registered holders of the Debentures. As of August 25, 2005, the aggregate outstanding principal amount of Debentures was approximately $1.125 billion. The redemption price for the Debentures is $1,000 per $1,000 principal amount of Debentures, plus accrued interest to, but excluding, September 9, 2005, which is the date of redemption. Upon redemption by Agilent of its 3% Senior Convertible Debentures Due 2021 (the “Debentures”), as described under Item 8.01, none of the Debentures will remain outstanding and the Indenture will generally cease to be of further effect. Agilent does not expect to incur any early termination penalties in connection with the redemption of the Debentures.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

To the extent required by Item 2.04 of Form 8-K, the information contained or incorporated in Items 1.02 and 8.01 of this report is incorporated by reference in this Item 2.04.

Item 8.01. Other Events.

Agilent issued a press release on August 25, 2005 announcing its election to call the Debentures for redemption. A copy of this press release is filed as Exhibit 99.1 to this report and is incorporated by reference in this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 25, 2005, announcing Agilent’s election to call the Debentures for redemption.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

Date: August 25 , 2005	/S/ MARIE OH HUBER
Marie Oh Huber Vice President, Assistant Secretary and Assistant General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated August 25, 2005, announcing Agilent’s election to call the Debentures for redemption.